Exhibit 10.7
THIRD AMENDMENT TO
SECURITIES PURCHASE AND SECURITY AGREEMENT
This Third Amendment to Securities Purchase and Security Agreement (this “Amendment”) is entered into as of September 15, 2022 (the “Amendment Effective Date”) by and among Evofem Biosciences, Inc., a Delaware corporation (the “Company”), 667, L.P., Baker Bros. Life Sciences, L.P. (each, a “Purchaser”, and collectively, the “Purchasers”), and Baker Bros. Advisors LP, as agent and collateral agent for the Purchasers (in such capacity, the “Designated Agent”).
RECITALS
WHEREAS, the Company, the Purchasers and the Designated Agent are party to that certain Securities Purchase Agreement, dated as of April 23, 2020, as amended by that First Amendment to the Agreement, dated as of November 20, 2021, by and among the Company, the Purchasers and the Designated Agent, and as amended by that Second Amendment to the Agreement, dated as of March 21, 2022, by and among the Company, the Purchasers and the Designated Agent (as amended, the “Purchase Agreement”), pursuant to which the Purchasers purchased certain convertible promissory notes (the “Notes”) and common stock warrants (the “Warrants”, and together with the Purchase Agreement and the Notes, the “Transaction Documents”) of the Company;
WHEREAS, pursuant to Section 12.8 of the Purchase Agreement, any term of the Purchase Agreement, the Notes or the Warrants may be amended only with the written consent of the Company, the Designated Agent and the Purchasers holding a majority of the outstanding balance, in the aggregate, of all Notes issued pursuant to the Purchase Agreement (the “Requisite Purchasers”);
WHEREAS, the undersigned Purchasers constitute the Requisite Purchasers; and
WHEREAS, the Company, the Purchasers and the Designated Agent wish to amend the Purchase Agreement to address the provisions set forth herein effective as of the Amendment Effective Date.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT
1.Definitions; References; Continuation of Purchase Agreement. Unless otherwise specified herein, each capitalized term used herein that is defined in the Purchase Agreement shall have the meaning assigned to such term in the Purchase Agreement and each capitalized term used herein that is defined in the Warrants shall have the meaning assigned to such term in the Warrants. Each reference to “hereof,” “hereto,” “hereunder,” “herein” and “hereby” and each other similar reference, and each reference to “this Agreement”, the “Securities Purchase Agreement” and each other similar reference, contained in the Purchase Agreement and any other Transaction Document shall from and after the date hereof refer to the Purchase Agreement as amended hereby. Except as amended or waived hereby, all terms and provisions of the Purchase Agreement, the Notes and the Warrants shall continue unmodified and remain in full force and effect.

2.Amendment to the Purchase Agreement.
2.1_____Amendment to Section 1.1 of the Purchase Agreement. Effective as of the Amendment Effective Date, Section 1.1 of the Purchase Agreement is hereby amended to add new defined terms for “Approved Stock Plan,” “Convertible Securities,” “Excluded Securities,” “June 2022 Warrants,” and “Options” as set forth below:

“Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.
“Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.
“Excluded Securities” means (i) shares of Common Stock or standard options to purchase Common Stock issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Amendment Effective Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered (other than antidilution adjustments pursuant to the terms thereof in effect as of the Amendment Effective Date), none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder (other than antidilution adjustments pursuant to the terms thereof in effect as of the Amendment Effective Date) and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Purchasers; and (iii) the shares of Common Stock issuable upon exercise of the Rights; provided, that the terms of the Rights are not amended, modified or changed on or after the Amendment Effective Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Amendment Effective Date).
“June 2022 Warrants” means those certain common stock purchase warrants issued to the Purchasers on June 28, 2022, pursuant to the Purchase Agreement.
“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
2.2_____Amendment to Section 3.2 of the Purchase Agreement. Effective as of the Amendment Effective Date, Section 3.2 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“3.2    Interest; Repayment. Interest on the unpaid principal balance of the Notes (such balance as increased as provided in this Section 3.2, the “Outstanding Balance”) will accrue from the applicable Closing Date at the rate of 10.0% per annum, calculated on the basis of a 360 day year and actual days elapsed. Accrued interest shall accrue daily and compound quarterly to the extent not paid on a current basis. For a period of one year from the Initial Closing Date, accrued interest shall accrete on a quarterly basis to the

Outstanding Balance, after which one-year period accrued interest shall thereafter be paid in arrears on a quarterly basis either in cash or in kind, at the Company’s option. To the extent not previously converted pursuant to Section 5 hereof, the Company will repay the Outstanding Balance plus all accrued and unpaid interest thereon on the Maturity Date.”
2.3_____Amendment to Section 5.1 of the Purchase Agreement. Effective as of the Amendment Effective Date, the first paragraph of Section 5.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“5.1    “Optional Conversion. Subject to the limitations set forth in Sections 5.3 and 5.4, at the option of the Purchasers, each Purchaser shall have the right to convert all or any portion of the Notes held by such Purchaser at any time into Common Stock at a conversion price (the “Conversion Price”) equal to the lower of: (a) $0.21 or (b) the “Adjusted Conversion Price” which shall initially be $0.21 and subject to adjustment as set forth herein. If after the Amendment Effective Date and through the second anniversary of the Amendment Effective Date (the “Adjustment End Date”), the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 5.1 is deemed to have granted, issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities granted issued or sold or deemed to have been granted issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the then effective Adjusted Conversion Price (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Adjusted Conversion Price shall equal the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the Adjusted Conversion Price under this Section 5.1, the following shall be applicable:

(a)Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Adjusted Conversion Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting, issuance or sale (or the time of execution of such agreement to grant, issue or sell, as applicable) of such Option for such price per share. For purposes of this Section 5.1, the “lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting, issuance or sale (or pursuant to the agreement to grant, issue or sell, as applicable) of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting, issuance or sale (or the agreement to grant, issue or sell, as applicable) of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Adjusted Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities. Notwithstanding the foregoing, in the event of the issuance of a “pre-funded” warrant (i.e., a warrant that has a purchase price attributed to it and a nominal exercise price), the price at which the underlying shares are sold shall equal the sum of the exercise price and the warrant purchase price.
(b)Issuance of Convertible Securities. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Adjusted Conversion Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Convertible Securities for such price per share. For the purposes of this Section 5.1(b), the “lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale (or pursuant to the agreement to issue or sell, as applicable) of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale (or the agreement to issue or sell, as applicable) of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Adjusted Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Adjusted Conversion Price has been or is to be made pursuant to other provisions of this Section 5.1, except as contemplated below, no further adjustment of the Adjusted Conversion Price shall be made by reason of such issuance or sale.
(c)Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in this Section 5.1), the Adjusted Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Adjusted Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 5.1(c), if the terms of any Option or Convertible Security

(including, without limitation, any Option or Convertible Security that was outstanding as of the Amendment Effective Date) are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 5.1 shall be made if such adjustment would result in a decrease of the Adjusted Conversion Price then in effect.
(d)Calculation of Consideration Received. If any Option and/or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Purchaser, the “Primary Security”, and such Option and/or Convertible Security, the “Secondary Securities” and together with the Primary Security, each a “Unit”), together comprising one integrated transaction, the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be the lower of (x) the purchase price of such Unit or (y) if such Primary Security is an Option and/or Convertible Security, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Sections 5.1(a) or 5.1(b) above. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Purchaser. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Purchaser. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company. “Principal Market” means the OTC Pink Marketplace.
(e)Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).
2.4Amendment to Section 5.7(b) of the Purchase Agreement. Effective as of the Amendment Effective Date, Section 5.7(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(b) If (i) an Event of Default occurs or (ii) upon a Change of Control or liquidation of the Company, each Purchaser may elect, at its option, to require the Company to repurchase in cash the Notes held by such Purchaser (or any portion thereof) at a repurchase price equal to two times the sum of the Outstanding Balance of such Notes and any accrued but unpaid interest thereon. The Company shall provide the Purchasers with prompt (and in any event within three Business Days) written notice of the occurrence of such Event of Default or Change of Control or liquidation of the Company. Any such payment shall be due within three Business Days after the date that the applicable Purchaser delivers notice of such election.”
2.5Amendment to Section 8.1 of the Purchase Agreement. Effective as of the Amendment Effective Date, Section 8.1 of the Purchase Agreement is hereby amended to add a new clause (n) as follows:
“(n) If requested by the Designated Agent, the Company shall deliver to the Designated Agent, on the Friday of every second week commencing with the first Friday after such request is made, financial and operating reports with respect to the Company, in form reasonably acceptable to the Designated Agent.”
2.6Amendment to Section 8.2(b) of the Purchase Agreement. Effective as of the Amendment Effective Date, Section 8.2(b) of the Purchase Agreement is hereby amended to delete clause (iii) thereto in its entirety and replace it with the following:

“(iii) (x) other debt that is expressly subordinated to the Notes and (y) the unsecured convertible notes in an aggregate principal amount of $25,000,000, plus any accrued interest thereon paid in kind, issued under that certain Securities Purchase Agreement, dated as of October 14, 2020, by and among Evofem Biosciences, Inc., Adjuvant Global Health Technology Fund, L.P. and Adjuvant Global Health Technology Fund DE, L.P., as purchasers, provided that the holders thereof are party to the Subordination Agreement dated as of September 15, 2022 among the Designated Agent, such holders, and the Company.”
2.7Covenants of the Company. The Company hereby covenants to the Purchasers that the Company shall increase its authorized shares in an amount equal to 100% of the Waived Reserve Amount (as defined below) by January 31, 2023 (the “Share Reserve Deadline”).
2.8Subsequent Placement Exchange Right. If at any time during the term of the Notes, Company grants, issues or sells (or enters into any agreement to grant, issue or sell), any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company (each, a “Subsequent Placement”), the Purchasers may elect, on or prior to the fifth Business Day immediately following the public announcement of such Subsequent Placement, to purchase the securities or, as applicable, units of securities, issued in such Subsequent Placement by delivery of written notice to the Company of its request to apply all, or any part, of the Outstanding Balance then outstanding, on a dollar-for-dollar basis, against the purchase price of such securities. Notwithstanding the forgoing, the Company shall not be required to settle such securities prior to the Share Reserve Deadline.
3.Certain Waivers.
3.1_____Reservation of Shares. The Purchasers hereby waive from the date hereof and through the Share Reserve Deadline the requirement that the Company keep shares of Common Stock reserved for issuance upon conversion of the Notes (the “Waived Reserve Amount”).

3.2_____Warrants Explosion Provision. Effective as of the Amendment Effective Date, solely with respect to (i) any June 2022 Warrants and May 2022 Warrants (those issued pursuant to that certain Underwriting Agreement, dated May 20, 2022, by and between the Company and Piper Sandler & Co)held by the Purchasers (or any of its Affiliates) as of the Amendment Effective Date or (ii) any May 2022 Warrants acquired by the Purchasers (or any of its Affiliates) from and after the Amendment Effective Date (collectively, the “2022 Warrants”), the Purchasers hereby irrevocably waive, in part, Section 3(g) of each of the 2022 Warrants such that no adjustment to the aggregate number of Warrant Shares (as defined in the 2022 Warrants) issuable upon exercise of the 2022 Warrants shall occur in connection with any adjustment of the Exercise Price (as defined in the 2022 Warrants) as a result of Section 3(b) thereof. The Purchasers further agree to surrender the 2022 Warrants for revision and reissuance to reflect the waiver set forth above, which shall be binding upon any transferee of such warrants.
4.Miscellaneous.
4.1_____Governing Law. This Amendment shall be governed in all respects by and construed in accordance with the laws of the State of New York without regard to provisions regarding choice of laws.
4.2_____Entire Agreement. This Amendment, together with the Purchase Agreement, the Notes, the Warrants, the other Note Documents and the Exhibits and Schedules to the Purchase Agreement and thereto (all of which are hereby expressly incorporated herein by this reference) constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof.
4.3_____Titles and Subtitles. The titles of the sections and clauses of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.
4.4_____Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery by facsimile or e-mail of an executed counterpart of a signature page shall be effective as delivery of an original executed counterpart.
4.5_____Severability. Should any provision of this Amendment be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Amendment.
[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Third Amendment to Securities Purchase and Security Agreement to be effective as of the date first above written.

EVOFEM BIOSCIENCES, INC., as Company

By:	/s/ Justin J. File
Name: Justin J. File
Title: Chief Financial Officer

Address: 12400 High Bluff Drive, Suite 600 San Diego, CA Email:

Signature Page to Third Amendment to Securities Purchase and Security Agreement

BAKER BROS. ADVISORS LP,
as the Designated Agent

By:	/s/ Scott Lessing
Scott Lessing
President

Address: _______860 Washington St., 10th Floor _______New York, NY 10014 _______Attn: Scott Lessing Email:
Signature Page to Third Amendment to Securities Purchase and Security Agreement

667, L.P.,
as a Purchaser

By: Baker Bros. Advisors LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Scott Lessing
President

Address: _______c/o Baker Bros. Advisors LP _______860 Washington St., 10th Floor _______New York, NY 10014 _______Attn: Scott Lessing Email:

Signature Page to Third Amendment to Securities Purchase and Security Agreement

BAKER BROTHERS LIFE SCIENCES, L.P.,
as a Purchaser

By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:	/s/ Scott Lessing
Scott Lessing
President

Address: _______c/o Baker Bros. Advisors LP _______860 Washington St., 10th Floor _______New York, NY 10014 _______Attn: Scott Lessing Email:
Signature Page to Third Amendment to Securities Purchase and Security Agreement